===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ACT Teleconferencing, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                          ACT TELECONFERENCING, INC.
                        1658 COLE BOULEVARD, SUITE 130
                            GOLDEN, COLORADO 80401
                         303-235-9000 OR 800-228-2554


                  PROXY STATEMENT AND NOTICE OF ANNUAL MEETING
                  First Sent to Shareholders on April 15, 1998



                              GENERAL INFORMATION


TIME AND PLACE OF MEETING

     This Proxy Statement and Notice of Meeting is furnished in connection with the solicitation of proxies by the Board of Directors of ACT Teleconferencing, Inc. (the "Company"), to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held at 5:00 PM Greenwich Mean Time on Wednesday, May 13, 1998, at the Barn Hotel located at West End Road, Ruislip, Middlesex HA46JB, United Kingdom, international telephone: 44-1895-636-057 and facsimile: 44-1895-638-379, for the purposes set forth below. The principal executive offices of ACT Teleconferencing, Inc. are located at 1658 Cole Boulevard, Suite 130, Golden, Colorado, USA 80401.

ABOUT THIS PROXY
     The Board of Directors solicits this proxy. The cost of this solicitation and of conducting the meeting will be borne by the Company. The person giving this proxy has the power to revoke it by attending the meeting and voting his or her shares at that time.

PROPOSALS FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
     The Company expects to hold its 1999 annual meeting of shareholders on or about April 15, 1999. The Company must receive all proposals of shareholders intended to be presented at the 1999 annual meeting, for inclusion in the Company's proxy statement relating to that meeting, no later than January 31, 1999.


                         ACTION TO BE TAKEN UNDER PROXY

     SHARES WILL BE VOTED AS INSTRUCTED IN THE ACCOMPANYING PROXY ON EACH MATTER SUBMITTED TO THE VOTE OF SHAREHOLDERS. IF ANY DULY EXECUTED PROXY IS RETURNED WITHOUT VOTING INSTRUCTIONS, THE PERSONS NAMED AS PROXIES THEREON INTEND TO VOTE ALL SHARES REPRESENTED BY SUCH PROXY AS FOLLOWS:

PROPOSAL 1.  ELECTION OF DIRECTORS
             The Articles of Incorporation, as amended, set the maximum number of directors at nine with the exact number within limitation of nine to be determined from time to time by the Board. Each class is elected for a term expiring at the annual meeting of shareholders in the third year after the election. The Board has established the size of the Board at six members (i.e., three classes of two members each). Currently there are five members and one vacancy.

             Gerald D. Van Eeckhout and Ronald J. Bach were elected as Class I directors in 1995 to serve a 3-year term expiring 1998. In 1996, Carolyn R. Van Eeckhout and Donald L. Sturtevant were elected as Class III directors to serve a 3 year period expiring 1999. In 1997, James F. Seifert was elected as a Class II director for a 3 year term expiring 2000.

             Gerald D. Van Eeckhout and Ronald J. Bach have been nominated for election as Class I directors to serve a 3-year term expiring in the year 2001. There is no nominee for the vacancy in the other Class II directorship. Management has no reason to believe that any nominee will not serve if elected. Discretionary authority is, however reserved to vote for a substitute, should any nominee be unable or unwilling to serve.

             The Board of Directors recommends a vote FOR Gerald D. Van Eeckhout and Ronald J. Bach to serve as Class I directors.

PROPOSAL 2.  AMENDMENT TO STOCK OPTION PLAN OF 1996
             The purpose of the amendment is to continue to enhance stockholder investment by attracting, retaining, and motivating all employees of the Company in addition to directors, officers and consultants of the Company, and to encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in the Company.

             In 1991 and 1996, the Company adopted Stock Option Plans for 1991 and 1996 (the "Plans"), each of which authorized the grant of options on 400,000 shares of the Company's common stock. All 800,000 options in the Plans have been granted. In order to continue to provide incentives to officers, employees, and consultants provided by stock options, the Board has recommended two amendments to the 1996 Plan: (a) to increase the grant of options by an additional 400,000 shares and (b) to delete the reference to "key employees" to be replaced by "all employees with over twelve (12) months of unbroken service within the ACT group of companies internationally." All other terms of the Plan will remain the same. Subject to approval by the shareholders at the annual meeting, the Board previously made grants of options for an officer to purchase 11,500 shares conditional on such approval. See Executive Compensation--Stock Options.

             The Board of Directors recommends a vote FOR approval of the amendment to the 1996 Plan as discussed in this Proxy Statement.

PROPOSAL 3.  EMPLOYEE STOCK PURCHASE PLAN
             In order to further promote interest in the Company and to encourage stock ownership by employees, the Board has recommended the adoption of an Employee Stock Purchase Plan. The main provisions of the Plan are summarized below and the full plan is attached as Appendix B.

             Purpose of Plan. The purpose of the Employee Stock Purchase Plan
             ---------------
(the "Plan") is to provide employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

             Scope of the Plan. Shares of common stock may be sold by the
             -----------------
Company to eligible employees commencing July 1, 1998, as hereinafter provided, but not more than 100,000 shares of Common Stock shall be sold to eligible employees pursuant to this Plan. All sales of common stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of common stock delivered by the Company pursuant to this Plan may have the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.

             Amount of Common Stock Each Eligible Employee May Purchase. The
             ----------------------------------------------------------
purchase price of each share of common stock sold pursuant to this Plan will be the lesser of 85% of the fair market value of such share on the first day of the purchase period or 85% of the fair market value of such share on the last day of the purchase period.

             Date of Plan. This Plan shall be effective May 14, 1998, for the
             ------------
offering commencing July 1, 1998, and ending December 31, 1998 and continuing on a semi-annual basis thereafter. All rights of participants in any offering hereunder shall terminate on the earlier of (i) the day that participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all participants. Upon termination of this Plan, shares of common stock shall be issued to participants in accordance with Section 10, and cash, if any, remaining in the participants' record keeping accounts shall be refunded to them, as if the Plan were terminated at the end of a purchase period.

             Registration Statement. The Company will file a registration
             ----------------------
statement on Form S-8 with respect to the shares issued through the plan.

             The Board recommends a vote FOR adoption of the Employee Stock Purchase Plan as described in this Proxy Statement.


PROPOSAL 4.  APPROVAL OF SELECTION OF AUDITORS
             Upon recommendation of its Audit Committee, the Board has selected Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 1998. That firm has acted as independent auditors to the Company for two (2) years and the Board considers it highly qualified. The Board of Directors wishes to submit the selection of Ernst & Young LLP for shareholders' approval at the Meeting. If the shareholders do not give approval, the Board will reconsider its selection.

          A representative from Ernst & Young LLP is expected to be available at the annual shareholders meeting and will have an opportunity to make a statement if the representative so desires. The representative is expected to be available to respond to appropriate questions.

MATTERS NOT REQUIRED TO BE SUBMITTED
          The Board may consider other appropriate matters that come to the attention of the Board between the time of preparation of this proxy statement and the date of the Annual Meeting. The Board does not anticipate that any such matters will arise.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The Board of Directors has fixed the close of business on April 6, 1998 as the record date for the determination of shareholders entitled to notice of and entitled to vote at the Annual Meeting. As of that date there were 3,689,942 shares of common stock issued and outstanding (the "Shares"). Each Share is entitled to one vote at the Annual Meeting.

          The following table sets forth, as of April 6, 1998, information with respect to the beneficial ownership of the Common Stock of the Company by (i) each person who, to the knowledge of the Company, owned more than five percent of such stock, (ii) each director or nominee for director, (iii) each executive officer, and (iv) all directors and executive officers as a group. Unless otherwise noted, shares are subject to the sole voting and investment power of the indicated person.



                                                                     AMOUNT AND
                                                                     NATURE OF
             NAME AND ADDRESS OF                                     BENEFICIAL                 PERCENT OF
               BENEFICIAL OWNER                                      OWNERSHIP(1)            OUTSTANDING SHARES
             --------------------                                ------------------         -------------------


Gerald D. and Carolyn R. Van Eeckhout/(2)(3)(4)(9)/....               645,083                    17.3%

James F. and Nancy Seifert/(6)/........................               219,700                     5.9%

Ronald J. Bach/(2)(7)(9)/..............................                72,250                     1.9%

Donald L. Sturtevant/(8)/..............................                20,166                     0.6%

Gene Warren/(2)/.......................................                12,500                     0.3%

David Holden/(2)/......................................                11,250                     0.3%

Gavin J. Thomson/(2)/..................................                12,500                     0.3%

Charles T. Stout/(2)(5)/...............................                44,305                     1.2%

Anchor Investments, Inc./(10)/.........................               505,621                    13.7%

Dimitrios and Angelos Vellis/(11)/.....................               221,400                     6.0%

All directors and executive officers as a group........             1,037,754                    27.0%

/(1)/Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days from April 6, 1998, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person .
/(2)/Unless otherwise noted the address of each director and executive officer of the Company is 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401. /(3)/Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout are husband and wife. /(4)/Includes 51,000 shares held directly by Gerald D. Van Eeckhout and 556,583 shares held directly by Carolyn R. Van Eeckhout, 37,500 shares currently exercisable by Mr. Van Eeckhout, but excludes 6,000 shares held non-beneficially by a partnership in which Mrs. Van Eeckhout is a managing partner.
/(5)/Includes 13,750 shares issuable upon exercise of currently exercisable options.
/(6)/Includes 125,000 shares held of record by the Nancy L. Seifert Management
     Trust and 75,000 shares held of record by the James L. Seifert Management Trust, for which trusts Mr. Seifert and Mrs. Seifert are the co-trustees. Also includes 10,950 shares owned directly by Mr. Seifert and 8,750 shares issuable upon exercise of currently exercisable options held by Mr. Seifert. Mr. and Mrs. Seifert are husband and wife. Their address is 300 Law Building, Cedar Rapids, Iowa 52401 .
/(7)/Includes 38,750 shares issuable upon exercise of currently exercisable stock options for Mr. Bach.
/(8)/Includes 2,000 shares issuable upon exercise of currently exercisable warrants and 14,166 of currently exercisable options. Mr. Sturtevant's address is 3693 E. Oak Creek Dr., Vadnais Heights, Minnesota 55127.
/(9)/Excludes 44,300 shares owned by RLD Enterprises, Inc. ("RLD") which serve as collateral on a loan to RLD from an investment group headed by Mr. Bach. Mr. Van Eeckhout and Mr. Bach each own less than 10 percent of the outstanding common stock of RLD and Mr. Van Eeckhout is one of RLD's four directors. Messrs. Bach and Van Eeckhout disclaim any control over or beneficial interest in said 44,300 shares.
/(10)/Address is Trias 22, Melissia, Athens, 15127, Greece.
/(11)/Address is Evias 3, Marousi, Athens, 15125, Greece.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

EXECUTIVE OFFICERS AND DIRECTORS
The executive officers and directors of the Company are as follows:

NAME                                AGE*     POSITION
----                                ----     ---------------------------------------------------------------------------
Gerald D. Van Eeckhout               57      Chairman of the Board of Directors, Chief Executive Officer
James F. Seifert                     69      Director
Ronald J. Bach                       64      Director
Donald L. Sturtevant                 60      Director
Carolyn R. Van Eeckhout              60      Director; Vice President, ACT Teleconferencing Services, Inc.
Gavin J. Thomson                     40      Vice President, ACT Teleconferencing, Inc., Chief Financial and Planning
                                             Officer, Treasurer, Secretary
Gene Warren                          46      Managing Director, ACT Teleconferencing Services, Inc.
David Holden                         37      Managing Director, ACT Teleconferencing Limited
Charles T. Stout                     52      Vice President Finance for US Operations, Assistant Secretary and Treasurer

* Age is as of April 15, 1998


          Gerald D. Van Eeckhout, a founder of the Company, has been Chairman of
          ----------------------
its Board of Directors and Chief Executive Officer since the Company's formation in 1989. From 1982 to 1989, Mr. Van Eeckhout was President, Chief Executive Officer, and a Director of ConferTech International, Inc., a teleconferencing services and manufacturing company. Prior to 1982, he served seven years as Chief Financial and Administrative Officer of Medtronic, Inc., five years as Chief Financial and Planning Officer at Pillsbury International and eight years as a CPA with Touche Ross & Co., based in Minneapolis, Minnesota. He received a Bachelor of Science degree from the University of North Dakota in 1962, is a certified public accountant and completed the Stanford Executive Program in 1976. He has also been a national director of the American Electronic Association and President of the University of North Dakota Foundation. Mr. Van Eeckhout is a director of RLD Enterprises, Inc., a publicly traded company.

          James F. Seifert, a Director of the Company, has been Chairman and CEO
          ----------------
of James F. Seifert & Sons LLC since 1993. Mr. Seifert was previously Chairman and CEO of Grafton Group, Inc., doing business as Seifert's, a women's apparel chain that operated up to 234 stores. James F. Seifert & Sons LLC has acquired approximately 50 of those stores. Mr. Seifert received his Bachelor of Science degree in Commerce from the University of North Dakota in 1950. He is a former President of the University of North Dakota Foundation.

          Ronald J. Bach, a Director of the Company, is a certified public
          --------------
accountant who was employed continuously by the firm of Deloitte and Touche from 1955 until his retirement in 1991 at which time he was partner in charge of its Bloomington, Minnesota office. He holds a degree in accounting from the University of Minnesota, and serves as a director of a number of privately held companies in which he has an ownership interest.

          Donald L. Sturtevant was elected as a Director of the Company during
          -------------------
1996. He is the Chief Operating Officer and a director of St. Croix Medical, Inc., a medical implantable hearing systems company. He was President and Chief Executive Officer of MediVators, Inc. from 1991 through 1996. Previously, he held the positions of CEO and Chairman of the Board of BallistiVet, Inc., from 1988 through 1990. From 1985 through 1987 Mr. Sturtevant was vice president of Alpha Business Group, Inc., a medical venture management group which he co-founded. From 1972 to 1985 Mr. Sturtevant held various positions at Medtronic, Inc., including Vice President and General Manager of the Instrument Division. Mr. Sturtevant received a Bachelor of Science degree in Business Administration from the University of Minnesota in 1966 and is a 1975 graduate of Northwestern University's International Management Program in Bergenstock, Switzerland.

          Carolyn R. Van Eeckhout, a founder of the Company, serves as Vice
          -----------------------
President of ACT Teleconferencing Services, Inc. (a wholly owned subsidiary), and as a Director of the Company. She has been employed by the Company since its inception. From 1985 to 1989, she was a self-employed consultant to various health professionals and the Denver Public School District. She received her Bachelor's degree in Education from Pennsylvania State University.

          Gene Warren, Managing Director ACT Teleconferencing Services, Inc.
          -----------
joined the Company in August 1996. Mr. Warren came to the Company with over 20 years of executive and technical experience in telecommunications. He has served as Senior Vice President in charge of Business Development, Operations and Technology at Global Access; Director of Technical Services for ConferTech International; and Senior Director of Technical Support for MCI. Mr. Warren received a Bachelor of Science degree in Physics and Mathematics from Atlanta University in 1975. He also holds a Master's degree in Business Administration from Regis College.

          David L. Holden has been the Managing Director of ACT
          ---------------
Teleconferencing, Limited since 1992. Immediately prior to joining the Company he was employed for seven years with British Telecom as general manager of its audio teleconferencing service business in London. Mr. Holden received a Bachelor of Science degree in Business Administration from the University of Wales.

          Gavin J. Thomson, Vice President, ACT Teleconferencing, Inc., Chief
          ----------------
Financial and Planning Officer, Secretary, and Treasurer joined the Company in February 1997. Previously, Mr. Thomson served as Managing Director of TEK Electronics, a consumer electronics company based in Johannesburg, South Africa. Prior to holding that position he was the Chief Financial Officer of TEK Electronics for a period of four years, then one of the largest consumer appliance companies in South Africa. He is a Chartered Accountant (South Africa) and received his bachelor's and post-graduate degrees in accounting from Natal University, South Africa; earned his master's degree in Business Administration from the University of Denver and completed the Stanford Business School Advanced Management College.

          Charles T. Stout held the position of the Company's Treasurer from
          ----------------
1991 until 1997, at which time he was appointed Vice President of Finance for US Operations, Assistant Secretary and Assistant Treasurer. From 1985 to 1990, Mr. Stout was Vice President of Finance for ConferTech International, Inc., an audio teleconferencing service and manufacturing company. From 1991 to 1992, Mr. Stout held an accounting management position with Capital Associates International, Inc., and from 1992 to 1995, the Resolution Trust Corporation engaged Mr. Stout as an accountant. He holds a bachelor's degree and a master's degree in accounting and management science from the University of Colorado.


          Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout are husband and wife.

                           BOARD OF DIRECTOR MEETINGS

          Management of the Company is under the direction of the Board of Directors. Meetings are held periodically, but no less frequently than quarterly, and are usually conducted by audio teleconference. Directors are elected in classes of two members each for three-year terms for a total of six directors. The Board of Directors is presently composed of five individuals and has one vacancy. The Board of Directors held six meetings during 1997. No director attended less than 75% of the board of director meetings or less than 75% of committee meetings on which the director served.

                          BOARD OF DIRECTOR COMMITTEES

          The Company's Board of Directors has a standing Audit Committee and a standing Personnel and Compensation Committee, which also serves as a nominating committee. The Audit Committee is responsible for the selection and evaluation of performance of the Company's outside accountants. The Personnel and Compensation Committee has the following responsibilities: (1) review executive performance and compensation; (2) manage stock option grants; and (3) nominate board members. The Audit Committee is composed of Ronald Bach as chair, with James Seifert and Donald Sturtevant as members. The Personnel and Compensation Committee is composed of James Seifert as chair, with Ronald Bach and Donald Sturtevant as members. Each of these committees held two meetings during 1997. The Personnel and Compensation Committee will consider nominees to the Board of Directors recommended by the Company's shareholders (the "Shareholders"). A shareholder desiring to submit such a recommendation should send it in a letter addressed to James Seifert at the Company's address.


          The Company's executive officers are elected by, and serve at the pleasure of the Company's Board of Directors. None of the officers or directors are subject to any non-competition agreements, nondisclosure agreements, or other restrictions on their employment with the Company as the result of their prior employment or other relationship with prior employers, including the Company's competitors in the services segment or the equipment segment of the teleconferencing industry.

                              CERTAIN TRANSACTIONS


ISSUANCE OF SHARES
          The Company has issued no securities to officers and/or directors of the Company and its subsidiaries during the past two years.


OPTIONS AND WARRANTS
          Certain officers, directors, and subsidiary officers and shareholders have been granted options and warrants to purchase shares of Common Stock. See Executive Compensation -- Stock Options.

LOAN FROM SHAREHOLDER
          During February 1998, the Company entered into a loan agreement with Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout in an amount of $200,000 payable at 1% below the prime rate and due on demand.

                             EXECUTIVE COMPENSATION

          The following table sets forth certain information regarding compensation paid by the Company for services rendered for the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997, to Gerald D. Van Eeckhout, and for 1997 only to Gene Warren and David Holden. No other executive officer besides the above were paid cash compensation in excess of $100,000 during any of these three years. All amounts in US$.


                                                           ANNUAL               LONG-TERM
                                                           ------               ---------
                                        FISCAL          COMPENSATION           COMPENSATION       TOTAL CASH
                                        ------          ------------           ------------       ----------
    NAME AND PRINCIPAL POSITION          YEAR        SALARY        BONUS       STOCK OPTIONS     COMPENSATION
    ---------------------------         ------      --------      -------      -------------     ------------
Gerald D. Van Eeckhout, Chairman        1997        $120,000      $54,816                         $188,787/(1)/
of the Board and CEO                    1996         $77,800      $33,997       150,000/(2)/      $125,768/(1)/
                                        1995         $74,827        none          none             $88,798/(1)/

Gene Warren, Managing Director          1997         $96,081      $39,835       100,000/(3)/       $135,916
(US Operations)
David Holden, Managing Director         1997         $80,000      $51,320        60,000/(4)/       $131,320
(UK Operations)



/(1)/ Includes an annual disability insurance policy premium of $1,971 per year and a split-dollar life insurance policy premium of $12,000 per year.
/(2)/ Granted on November 1, 1996 at an exercise price of $3.025 per share. Includes options to purchase 50,000 shares of common stock granted under the 1991 Plan and options to purchase 100,000 shares of common stock granted under the 1996 Plan.
/(3)/ 50,000 options granted on November 1, 1996 at an exercise price of $3.025 per share; 25,000 options to purchase common stock granted on June 18, 1997 at $5.00 per share; and 25,000 options to purchase common stock granted on December 30, 1997 at $6.00 per share.
/(4)/ Includes 45,000 options to purchase common stock granted on July 1, 1996 at an exercise price of $3.00 per share and 15,000 options to purchase common stock granted on December 30, 1997 at $6.00 per share. Of the aforementioned 15,000 options, 11,500 are subject to approval by shareholders of the amendment to the 1996 Plan.


DIRECTORS' FEES
          The Company has adopted a compensation plan for directors which will provide for payment of directors' fees in the form of stock options or stock grants. In 1995 and 1996, the Company made grants of options totaling 5,000 shares each to its two non-employee directors at $2.00 per share, vesting over four years from date of grant, expiring ten years from date of grant.


KEY EMPLOYEE INSURANCE
          The Company maintains a key-employee life insurance policy on the life of Mr. Van Eeckhout, in the amount of $500,000, which is payable to the Company. The intended purpose of this policy is to assist the Company in replacing Mr. Van Eeckhout and in making other adjustments in operations in the event of his death. The Company's United Kingdom subsidiary holds life insurance policies on the life of Mr. Holden in the amount of (Pounds)1,090,000, the proceeds of which are payable to the subsidiary for the purpose of liquidating Mr. Holden's estate's ownership of 40% of the subsidiary's shares in the event of his death as well as other adjustments to operations. The Company has the option to repurchase Mr. Holden's shares upon his death or disability.

EMPLOYMENT AGREEMENTS
          Officers receive salaries agreed upon by the officer and the Board and are eligible for performance incentives determined from time to time by the Board. The Company presently has no formal employment agreements with its officers other than with five officers of three subsidiaries.

          The Company's United Kingdom subsidiary has a service agreement with its Managing Director, Mr. Holden, which may be terminated by the employer or employee on six months' notice. Pursuant to said agreement, Mr. Holden receives a base salary, currently (Pounds)50,000 (US $80,000) per year, and a performance-related bonus as determined by the subsidiary's board from time to time.

          The Company's Multimedia Teleconferencing and Solutions Limited (MaTS) subsidiary has service agreements with three executive directors namely Finlay Malcom Anthony John McKeracher, Martin James Offwood and Sarah Jane Stacey which may each be terminated by the employer or employee on twelve months' notice. Base salaries for the above three directors are (Pounds)70,000 (US$ 112,000), (Pounds)49,000 (US$ 78,400), and (Pounds)36,500 (US$ 58,400), respectively.
Performance related bonuses are determined by the subsidiary's Board from time to time. Mr. McKeracher's compensation is not shown under the Executive Compensation amounts in excess of $100,000 as the MaTS subsidiary was acquired only with effect from December 29, 1997.

          The Company's Australian subsidiary, ACT Teleconferencing (Pty.) Limited has a service agreement with its Managing Director, Peter Eeles, which may be terminated by the employer or employee on six months' notice. Base salary for Mr. Eeles is AU$75,000 (US$ 52,500). A performance related bonus may be determined by this subsidiary's Board from time to time.

STOCK OPTIONS
          During 1996 and 1997 the following stock options were granted to Directors and Officers as well as Officers of subsidiary companies:



                                                                                   Weighted
                                          Position                     Number    Average Price
                                         ----------                    ------    -------------
Gerald D. Van Eeckhout      Chairman & CEO                            150,000       $3.025
Ronald J. Bach              Director                                   10,000       $4.00
James F. Seifert            Director                                   10,000       $4.00
Donald L. Sturtevant        Director                                   25,000       $3.40
Gene Warren                 Managing Director, US Operations          100,000       $4.13
Gavin J. Thomson            Chief Financial and Planning Officer      100,000       $4.25
Thierry Bignet              Managing Director, European Operations     50,000       $6.00
Dominic Dodd                Global Business Development Director       50,000       $6.00
David Holden                Managing Director, UK Operations           60,000       $3.75
Peter Meijer                Managing Director, Netherlands             10,000       $6.00



          During 1997, the total increase in stock options granted (net of forfeiture and exercise) amounted to 276,100, thereby increasing the total number of stock options granted and outstanding at the end of the year to 730,400. Of the 15,000 options granted to Mr. Holden, 11,500 were granted under the 1996 Plan as amended conditional upon approval of the amendment to that plan by shareholders.

                               VOTING PROCEDURES

          With regard to the nominated directors, a majority vote of Shareholders is required to elect these individuals as directors. Cumulative voting is not allowed.

          Votes will be tallied manually at the meeting. Formal abstentions will count for purposes of forming a quorum of the Shareholders, but will not count toward a majority vote.


          Your vote is very important to the Company. If you will not be able to attend the Annual Meeting, please take a moment to fill out the enclosed Proxy and mail it to the Company in the enclosed envelope.

APPENDIX A

                           ACT TELECONFERENCING, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE AND SCOPE OF PLAN. The purpose of this ACT Teleconferencing Employee Stock Purchase Plan (the "Plan") is to provide the employees of ACT Teleconferencing, Inc. (the "Company") and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

2. DEFINITIONS. The terms defined in this section are used (and capitalized) elsewhere in this Plan:
     (a) "Affiliate" means each domestic or foreign corporation that is a
          ---------
     "parent corporation" or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f) of the Code or any successor provision and whose participation in the Plan the Board of Directors has expressly approved.
     (b)  "Board of Directors" means the Board of Directors of the Company.
           ------------------
     (c)  "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
          to time.
     (d)  "Committee" means three or more Disinterested Persons designated by
           ---------
          the Board of Directors to administer the Plan under Section 13.
     (e)  "Common Stock" means the no par value common stock of the Company.
           ------------
     (f)  "Company" means ACT Teleconferencing, Inc.
           -------
     (g)  "Compensation" means the gross cash compensation (including wage,
           ------------
          salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.
     (h)  "Disinterested Persons" means a member of the Board of Directors who
           ---------------------
          is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.
     (i)  "Eligible Employee" means any employee of the Company or an Affiliate
           -----------------
          whose customary employment is at least 20 hours per week; provided, however, that "Eligible Employee" shall not include any person who would be deemed, for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.
     (j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
          from time to time.
     (k)  "Fair Market Value" of a share of Common Stock as of any date means,
           -----------------
          if the Company's Common Stock is listed on a national securities exchange or traded in the national market system, the mean between the high and low sale prices for such Common Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on the last preceding day on which any sale shall have been made. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.
     (l)  "Participant" means an Eligible Employee who has elected to
           -----------
          participate in the Plan in the manner set forth in Section 4.
     (m)  "Plan" means this ACT Teleconferencing, Inc. Employee Stock Purchase
           ----
           Plan, as amended from time to time.
     (n)  "Purchase Period" means the Company's semi-annual periods of January 1
           ---------------
          through June 30 and July 1 through December 31, commencing July 1,
          1998.
     (o)  "Record keeping Account" means the account maintained in the books and
           ----------------------
          records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.


3. SCOPE OF THE PLAN. Shares of Common Stock may be sold by the Company to Eligible Employees commencing July 1, 1998, as hereinafter provided, but not more than 100,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.

4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company before the first day of such Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in such Purchase Period and continuing until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

5.   AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

     5.1. Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the maximum number of shares of Common Stock (not including fractional shares) that can be purchased at the price specified in
          Section 5.2 with the entire credit balance in the Participant's Record keeping Account; provided, however, that (i) no more than 1,000 shares of Common Stock may be purchased under the Plan by any Participant for a given Purchase Period and (ii) no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of shares of Common Stock may be purchased under the Plan and all other employee stock purchase plans, if any, of the Company and the Affiliates by any Participant for each calendar year. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

     5.2. The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of (a) or (b) below:
          (a) 85% of the Fair Market Value of such share on the first day of the Purchase Period.
          (b) 85% of the Fair Market Value of such share on the last day of the Purchase Period.

6.   METHOD OF PARTICIPATION.
     6.1. The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.
     6.2. Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect to have any whole percent of Compensation withheld, but not exceeding ten percent (10%) per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first day of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.
     6.3. Any Eligible Employee who does not make a timely election as provided in Section 6.2 shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

7.   RECORD KEEPING ACCOUNT.
     7.1. The Company shall maintain a Record keeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Record keeping Accounts on each payday.
     7.2. No interest will be credited to a Participant's Record keeping
          Account.
     7.3. The Record keeping Account is established solely for accounting purposes, and all amounts credited to the Record keeping Account will remain part of the general assets of the Company.
     7.4. A Participant may not make any separate cash payment into the Record keeping Account.

8.   RIGHT TO ADJUST PARTICIPATION OR TO WITHDRAW.
     8.1. A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to increase or decrease the percentage amount of such deductions from future Compensation, subject to the limitation in Section 6.2. Upon any such action, future payroll deductions with respect to such Participant shall cease or shall be increased or decreased in accordance with the Participant's direction.
     8.2. Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such Purchase Period.

    8.3. At any time before the end of a Purchase Period, any Participant may withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Record keeping Account will be paid to the Participant, without interest, in cash within 15 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.
    8.4. Notification of a Participant's election to increase, decrease, or terminate deductions, or to withdraw from the Plan, shall be made by filing an appropriate form with the Company.


9. TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant's Recordkeeping Account will be applied to the purchase of shares as provided in Section 10.1 as of the last day of the Purchase Period in which the Participant's employment terminated; except that if such Participant so requests prior to the last day of such Purchase Period, the Company shall refund in cash within 15 days all amounts credited to his or her Record keeping Account.

10. PURCHASE OF SHARES.

    10.1. As of the last day of the Purchase Period, the entire credit balance in each Participant's Record keeping Account will be used to purchase shares (not including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which either elects to purchase a specified number of shares which is less than the number described above or elects to receive the entire credit balance in cash). Any amount in a Participant's Record keeping Account that is not used to purchase shares pursuant to this Section 10.1 will be refunded to the Participant, except that any balance in such Record keeping Account resulting from the inability to purchase fractional shares shall be carried over to the immediately following Purchase Period unless the Participant elects to have such balance paid in cash.
    10.2. Certificates for the number of whole shares of Common Stock purchased by each Participant shall be issued and delivered to him or her promptly after the end of each Purchase Period.


11. RIGHTS AS A STOCKHOLDER. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) certificates for such shares have been issued to him or her, both as provided in Section 10.

12. RIGHTS NOT TRANSFERABLE. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Record keeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

13. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, may be adjusted appropriately by the Committee.

15. REGISTRATION OF CERTIFICATES. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form filed with the Company.

16. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 20.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

17. EFFECTIVE DATE OF PLAN. This Plan shall be effective May 14, 1998, for the offering commencing July 1, 1998, and ending December 31, 1998 and continuing on a semi-annual basis thereafter. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Section 10, and cash, if any, remaining in the Participants' Record keeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

18. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock under the Plan upon official notice of issuance.

19. MISCELLANEOUS
    19.1. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.
    19.2. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.
    19.3. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Colorado.

APPENDIX B

                                     PROXY
                                     -----



                           ACT TELECONFERENCING, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1998



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned shareholder of ACT Teleconferencing, Inc. (the "Company") hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting, each dated April 15, 1998, and hereby appoints Ronald J. Bach and Gavin J. Thomson as proxies and attorney-in-fact, each with the full power of substitution, on behalf and in the name of the undersigned, to vote all the shares of common stock, no par value, of ACT Teleconferencing, Inc., held of record by the undersigned as of April 6, 1998, at the Annual Meeting of Shareholders to be held on May 13, 1998, at 5:00 p.m. Greenwich Mean Time at the Barn Hotel, West End Road, Ruislip, Middlesex HA46JB, United Kingdom, and at any postponement or adjournment thereof.

     Any shareholder completing this Proxy that fails to mark one of the boxes for the proposal will be deemed to have given the proxy holders complete discretion in voting his, her or its shares on such proposal at the Annual
Meeting.   If no mark is made, this Proxy will be voted FOR each proposal.  If a box is marked, your shares shall be voted in accordance with your instructions.

     The Board of Directors recommends a vote FOR each of the Directors listed below and a vote FOR the other proposals.



     A. Election of Gerald D. Van Eckhout as a Class I Director to serve until the 2001 Annual Meeting of Shareholders or until his successor is elected and qualified.

          [_]For                  [_]Withhold Authority

     B. Election of Ronald J. Bach as a Class I Director to serve until the 2001 Annual Meeting of Shareholders or until his successor is elected and qualified.

          [_]For                  [_]Withhold Authority

     C. Adoption of the Amendment to ACT Teleconferencing, Inc. Stock Option Plan of 1996.

          [_]For                 [_]Against                [_]Abstain

     D. Adoption of the ACT Teleconferencing, Inc. Employee Stock Purchase Plan of 1998.

          [_]For                 [_]Against                [_]Abstain

     E. Ratification of the appointment of Ernst & Young LLP as the independent accountants for the Company for the year ending December 31, 1998.

          [_]For                 [_]Against                [_]Abstain

     F. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.


          [_]For                 [_]Against                [_]Abstain


                                     (Over)

Please sign exactly as your name appears on your stock certificate. If shares are held by joint tenants, both should sign personally. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or another fiduciary capacity, please give full title as such. If signing on behalf of a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Date Signed: _______________, 1998

                                       _____________________
                                       Number of Shares Owned


                                       _________________________________________
                                       Print Name(s) of Shareholder(s)


                                       _________________________________________
                                       Signature (all Joint Tenants must sign)


                                       _________________________________________
                                       Signature of Joint Tenant (if applicable)


                                       _________________________________________
                                       Title (if applicable)